As filed with the Securities and Exchange Commission on December 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Akumin Inc.

(Exact name of registrant as specified in its charter)

Ontario	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8300 W. Sunrise Boulevard

Plantation, Florida 33322

(Address of principal executive offices, including zip code)

Akumin Inc. Amended and Restated Stock Option Plan

Akumin Inc. Amended and Restated Restricted Share Unit Plan

(Full title of the plans)

Akumin Corp.

8300 W. Sunrise Boulevard

Plantation, Florida 33322

(Name and address of agent for service)

(844) 730-0050

(Telephone number, including area code, of agent for service)

With a copy to:

Thomas P. Conaghan

McDermott Will & Emery LLP

The McDermott Building

500 North Capitol Street, NW, Washington, DC 20001-1531

Telephone: (202) 756 8161

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, no par value (3)	8,123,667	$1.69	$13,728,997.23	$1,272.68
Common Shares, no par value (4)	3,355,345	$1.69	$5,670,533.05	$525.66
Total	11,479,012	$1.69	$19,399,530.28	$1,798.34

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of Common Shares that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Common Shares as reported on the Nasdaq Capital Market on December 14, 2021.

(3)	Represents Common Shares reserved for issuance under the Akumin Inc. Amended and Restated Stock Option Plan and the Akumin Inc. Amended and Restated Restricted Share Unit Plan.
(4)	Represents Common Shares issued pursuant to awards granted under the Akumin Inc. Amended and Restated Stock Option Plan and the Akumin Inc. Amended and Restated Restricted Share Unit Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Akumin Inc. (“Akumin” or the “Company”) has been prepared in accordance with the requirements of Form S-8 for the purpose of registering Common Shares issuable pursuant to the Akumin Inc. Amended and Restated Stock Option Plan and the Akumin Inc. Amended and Restated Restricted Share Unit Plan (collectively, the “Plans”). This Registration Statement registers:

(i) Reoffers and resales on a continuous or delayed basis of 3,355,345 Common Shares, no par value (the “Shares”), underlying awards previously granted under the Plans prior to the filing of this Registration Statement by certain of our current and former directors, officers and other employees and consultants, pursuant to the reoffer prospectus included herein, which was prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form F-3. The Shares to be reoffered or resold pursuant to the reoffer prospectus by the Selling Shareholders constitute “restricted securities” within the meaning of General Instruction C of Form S-8, and the amount of such securities to be reoffered or resold may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; and

(ii) Shares of the Company to be awarded and/or issued in the future under the Plans pursuant to the prospectus referenced in Part I of this Registration Statement on Form S-8.

REOFFER PROSPECTUS

AKUMIN INC.

3,355,345 Common Shares

This reoffer prospectus (this “prospectus”) relates to 3,355,345 Common Shares, no par value (the “Shares”), of Akumin Inc. (“Akumin” or the “Company”), which may be offered from time to time by certain Shareholders that are our current or former directors, officers, other employees, and consultants (the “Selling Shareholders”) for their own accounts. The Shares have been or will be issued pursuant to restricted stock unit awards or options granted to the Selling Shareholders pursuant to the Akumin Inc. Amended and Restated Stock Option Plan and the Akumin Inc. Amended and Restated Restricted Share Unit Plan (collectively, the “Plans”) prior to the filing of this Registration Statement. We will not receive any of the proceeds from the sale of our Shares by the Selling Shareholders.

The Selling Shareholders may sell the Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Shareholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at market price at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Shareholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders will be borne by us.

Our Common Shares are traded in the United States on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “AKU.” Our Common Shares are also listed for trading on the Toronto Stock Exchange (the “TSX”) in Canadian dollars under the symbol “AKU.” On December 14, 2021, the last reported sale price for of our Common Shares on the Nasdaq was $1.69 (C$2.12 on the TSX).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 12 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December 16, 2021.

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

PROSPECTUS SUMMARY

Overview of the Company

Akumin Inc. (together with its subsidiaries, the “Company”) provides services to U.S. hospitals, health systems and physician groups, with solutions addressing outsourced radiology and oncology service line needs. With the acquisition of Alliance HealthCare Services, Inc. (“Alliance”), Akumin now provides fixed-site outpatient diagnostic imaging services through a network of more than 200 owned and/or operated imaging locations; and outpatient radiology and oncology services and solutions to approximately 1,000 hospitals and health systems across 46 states. Akumin’s imaging procedures include MRI, CT, positron emission tomography (PET and PET/CT), ultrasound, diagnostic radiology (X-ray), mammography, and other interventional procedures; Akumin’s cancer care services include a full suite of radiation therapy and related offerings.

We are significantly diversified across business lines, geographies, modality offerings, and reimbursement sources. The diversity of our business provides a number of advantages, including having no material revenue concentration with any health system or hospital customer and no material concentration with any commercial payor. As at September 30, 2021, on a last twelve month and pro forma basis, we generated approximately 50% of our revenue through services provided for health systems, hospitals and healthcare providers which are typically under multi-year contracts, largely under either fixed fee or per procedure arrangements. The remaining 50% of our revenue is billed directly to payors, including commercial payors, Medicare, Medicaid, and other payors as well as patients. Although 50% of our combined revenue comes directly from hospitals or health systems, we are an outpatient focused service platform as substantially all of our revenues are generated from outpatient visits. This focus aligns with the overall shift in the industry to outpatient care.

Competitive Strengths

Comprehensive radiology and oncology solutions provider

Through our acquisition of Alliance HealthCare Services, Inc. (“Alliance”), which closed on September 1, 2021 (the “Acquisition”), we deliver a full suite of outsourced outpatient solutions to hospital, health system and physician group partners. We believe that radiology and oncology are highly complementary business lines and there are a number of efficiencies to being able to offer both for our customers. Both radiology and oncology are clinically sophisticated, critical service lines for hospitals. As a result, hospitals often rely on third parties to provide these services, and would benefit from being able to procure both services from a single provider. Providing both services also results in valuable referral network benefits, enables care management opportunities, and opens the possibility of cost-based initiatives for oncology care. There is often overlap in the radiology and oncology patient base, since oncology patients require advanced imaging for effective diagnosis and staging efficient treatment and management of recurrence.

In addition to the clinical benefits of offering both services, the business models of radiology and oncology are highly complementary. Both businesses are outpatient oriented, providing for significant health system partnership opportunities and complementary business development approaches. Both specialties have an impact on referral and patient care journeys and are administratively complex, which represent a key pain point for hospital administrators. In addition, offering both specialties allows us to take advantage of shared infrastructure, including physician outreach, strategic marketing, operations, quality and safety, logistics and supply chain, patient scheduling and prior authorizations, payor relations and contracting, revenue cycle management, accounting and finance, IT, HR, legal, compliance, and others.

Well positioned to take advantage of long-term industry tailwinds

We are well positioned to take advantage of many of the long-term trends in healthcare. In recent years, there has been an enhanced focus on patient experience and customer service. We pride ourselves on a commitment to excellence and patient satisfaction, including offering quality service, short wait and turnaround times, compassionate care and convenience to all patients. Our scale and operational expertise enable us to access the latest advances in technology and information systems and to offer hospital-level expertise within a local setting. Other trends in healthcare that will benefit us include an increased focus on early detection, strict standards for clinical quality, measurable patient satisfaction and clinical care productivity and efficiency. Our ability to offer both radiology and oncology services puts us in a unique position to help detect and accurately diagnose cancer, and to guide and deliver more targeted, efficient and effective treatments. In addition, our proven approach to improving operational performance and best-in-class operational infrastructure allows us to deliver care efficiently with high productivity.

We are well positioned to take advantage of the continued shift in care from inpatient to outpatient as payors and patients increase their focus on increasing access and convenience and reducing costs. Our longstanding, shared focus on outpatient care delivery in both hospital and freestanding facilities offers unique expertise for hospitals, health systems and physician groups. As pressure to move to lower-cost sites of care increases for hospitals, our ability to assist them with both on and off-campus outpatient solutions will be impactful, as well as our ability to provide freestanding expertise in convenient locations, with shorter wait times, increased likelihood of subspecialty interpretations and faster turnaround times.

Stable and diversified revenue base

We benefit from a well-diversified stream of revenues that span multiple service offerings, geographies, modality offerings, and physician networks. Pro forma for the Acquisition, we expect we will derive approximately 80% of our revenue from radiology and 20% of our revenue from oncology. We believe that our diversified service offering enables us to better serve our health system and hospital partners and offer “one-stop-shopping” for administrators charged with finding better outsourced solutions.

Pro forma for the Acquisition, our revenue is diversified by payor source, with 50% of revenue for the last twelve months ended September 30, 2021 generated from health systems, hospitals, and healthcare providers, 40% generated from third party payors such as commercial, medical insurance, and 10% from Medicare and Medicaid. We have no material revenue concentration in any health system or hospital customer or from any commercial insurance payor. We believe that this diversity in revenue sources decreases the risk to our business from the loss of any single customer or payor relationship, or changes to reimbursement rates from any single payor.

Where we bill payors directly, we are also in-network with substantially all of our commercial payors and believe we are the ideal imaging partner for payors who seek to provide high quality care to patients at a low cost. By partnering with the vast majority of all major payors in our geographic footprint, we are able to provide significant savings to our payor partners by ensuring patients stay within their networks using our system of conveniently located facilities. Payor reimbursement levels are negotiated via contracts with each individual payor. These contracts allow for separate reimbursement schedules for each of the payor’s respective clients, depending on the members’ individual coverage plan.

Within our radiology segment, we leverage a large network of radiologists, with some radiologists working on-site and others working remotely. Given our vast network of radiologists and dynamic IT platform, we do not rely heavily on any single radiologist to drive business. Our scale and density within selected geographies allows us to create close, long-term relationships with local radiology groups and referring physicians. In addition, our multimodality imaging offering provides a one-stop-shop for patients and referring physicians.

Partner of choice for health systems

We have developed deep, long-standing relationships with over 1,000 hospitals and healthcare providers across the country. We are partnered with 25 of the 30 largest U.S. health systems. Our customers are health systems and hospitals seeking best-in-class partners to enable a capital efficient network and to expand their U.S. essential outpatient radiology and oncology services.

We believe that healthcare trends will foster hospital- and health-system-centric models even as shifts to lower-cost outpatient care continue, and will allow us to expand our platform. As hospitals consolidate and seek partners with regional or national scale and expertise in different clinical settings, our national footprint enables it to leverage our position as a trusted partner to expand our services as an outsourced service partner. We are focused on building around the hospital’s existing network, patients and partnerships to assist our partners in delivering a full continuum of care within our communities; this legacy of hospital partnering will enable us to take advantage of favorable healthcare industry trends such as increasingly higher hospital expenditures, growing elderly population, higher cancer incidences, and increased patient flows to hospitals resulting from health system integrations, industry consolidation, and increased covered lives under the Affordable Care Act.

Additionally, the industry is seeing a shift towards outsourced clinical services. Currently, we estimate that approximately 90% of hospitals already outsource, or are considering outsourcing, one or more services, and we estimate that expenditures by hospitals on outsourced services are growing by at least 5% per year. These market trends will drive demand for services, enabling us to capitalize on our hospital-centric strategy, providing a platform for expansion.

Culture driven by “deep” integration

Akumin has significant experience in successfully integrating acquisitions, with more than 100 outpatient diagnostic imaging centers integrated into our platform to date, excluding the Alliance acquisition. Our integration philosophy is based on a culture of innovation and standardization of processes.

Consumer driven brand development

Our brand is defined by intentional engagement with critical decision makers, including a consistent focus on the consumer (including current or future patients, as well as patients’ loved ones). The consumer is at the heart of our strategy as increasing out of pocket costs, price transparency and access to sophisticated medical information online are changing consumer behavior in healthcare services. This is evidenced by the emergence of high deductible health plans. The percentage of U.S. workers enrolled in high deductible plans with a health savings account increased from approximately 4% in 2007 to approximately 32% in 2019. Our commitment to outreach, compassionate care, operational excellence and service delivery optimizes the consumer’s experience at our clinics.

We provide a consistent patient experience, standardized through technology and investments in our people and processes. All patient facing employees are trained on delivering our brand promises by way of our intentional values, as well as our policies and procedures. Our brand strategy is focused on aligning our position in the market for the needs of our patients and partners, so that we are the go-to provider of outpatient diagnostic imaging and/or radiation therapy services to patients in our service areas. We strive to provide shorter waiting times, convenient locations, competitive pricing, compassionate and high-quality clinical care, quality equipment and software, concise interpretations by subspecialty radiologists and top-tier expertise and consistency.

Recent Developments

See “Recent Developments” in our most recent management’s discussion and analysis, filed with the SEC on December 15, 2021 as Exhibit 99.3 to Form 6-K.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the Selling Shareholders listed in this prospectus, of up to 3,355,345 our Common Shares, issued to each Selling Shareholder under an option agreement or restricted stock unit award agreement, as applicable, between the Company and the Selling Shareholder. Upon vesting of the Shares pursuant to the terms of the award agreements, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Shares by the Selling Shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Shareholders will be borne by them.

Corporate Information

Akumin is a corporation existing under the Ontario Business Corporations Act (the “OBCA”). Akumin was formed on August 12, 2015 through the amalgamation of Elite Imaging Inc. (“Elite Imaging”) with 2473241 Ontario Inc. (“2473241”). 2473241 was incorporated under the OBCA on June 30, 2015. Elite Imaging was incorporated under the OBCA on September 23, 2013 as “Tristate Canadian Holdings Inc.” and changed its name to Elite Imaging Inc. on September 17, 2014. Elite Imaging changed its name to Akumin Inc. pursuant to articles of amendment filed on March 22, 2017. Our head office is located at 8300 W Sunrise Boulevard, Plantation, Florida 33322. Our toll free telephone number is 1-800-730-0050. Our website is www.akumin.com. Information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent management’s discussion and analysis, filed with the SEC on December 15, 2021 as Exhibit 99.3 to Form 6-K, and our Reports on Form 6-K furnished to the SEC. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain or incorporate by reference “forward-looking information” or “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements include, but are not limited to, statements about:

•	expected performance and cash flows;

•	changes in laws and regulations affecting the Company;

•	expenses incurred by the Company as a public company;

•	future growth of the diagnostic imaging market;

•	changes in reimbursement rates by payors;

•	remediation and effectiveness of the design and effectiveness of our disclosure controls and procedures and internal control over financial reporting;

•	the outcome of litigation and payment obligations in respect of prior settlements;

•	the availability of radiologists at our contracted radiology practices;

•	competition;

•	acquisitions and divestitures of businesses;

•	potential synergies from acquisitions;

•	non-wholly owned and other business arrangements;

•	access to capital and the terms relating thereto;

•	technological changes in our industry;

•	successful execution of internal plans;

•	compliance with our debt covenants;

•	anticipated costs of capital investments; and

•	future compensation of our directors and executive officers.

Such statements may not prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The following are some of the risks and other important factors that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements:

•	our ability to successfully grow the market and sell our services;

•	general market conditions in our industry;

•	our ability to service existing debt;

•	our ability to acquire new centers and, upon acquisition, to successfully market and sell new services that we acquire;

•	our ability to achieve the financing necessary to complete our acquisitions;

•	our ability to enforce any claims relating to breaches of indemnities or representations and warranties in connection with any acquisition;

•

market conditions in the capital markets and our industry that make raising capital or consummating acquisitions difficult, expensive or both, or which may disrupt our annual operating budget and forecasts;

•	unanticipated cash requirements to support current operations, to expand our business or for capital expenditures;

•	delays or setbacks with respect to governmental approvals, or manufacturing or commercial activities;

•	changes in laws and regulations;

•	the loss of key management or personnel;

•

the risk that the Company is not able to arrange sufficient cost-effective financing to repay maturing debt and to fund expenditures, future operational activities and acquisitions, and other obligations; and

•

the risks associated with legislative and regulatory developments that may affect costs, revenues, the speed and degree of competition entering the market, global capital markets activity and general economic conditions in geographic areas where we operate (including the adverse impact of the COVID-19 pandemic on the Company).

The existence of the COVID-19 pandemic creates a unique environment in which to consider the likelihood of forward-looking statements being accurate, and given the evolving circumstances surrounding the COVID-19 pandemic, it is difficult to predict how significant the adverse impact of the pandemic will be on the global and domestic economy and the business, operations and financial position of the Company. Many risks, uncertainties and other factors could cause the actual results of the Company to differ materially from the results, performance, achievements or developments expressed or implied by forward-looking statements that are contained in this prospectus. These risks, uncertainties and other factors include, but are not limited to the following: overall economic conditions, rapid technological changes, demand for the Company’s services, the introduction of competing entities or services, other competitive pressures, the regulatory environment, fluctuations in foreign currency exchange rates, and other factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied in these forward-looking statements. In addition, the effects of COVID-19, including the duration, spread and severity of the pandemic, create additional risks and uncertainties for the Company. In particular, the impact of the virus and government authorities’ and public health officials’ responses thereto may affect: the Company’s actual results, performance, prospects or opportunities; domestic and global credit and capital markets and the Company’s ability to access capital on favorable terms, or at all; and the health and safety of the Company’s employees.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to us, including information obtained from third-party industry analysts and other third-party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this prospectus in connection with the statements or disclosure containing the forward-looking information. The reader is cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to:

•	no unforeseen changes in the legislative and operating framework for our business;

•	no unforeseen changes in the prices for our services in markets where prices are regulated;

•	no unforeseen changes in the regulatory environment for our services;

•	a stable competitive environment; and

•	no significant event occurring outside the ordinary course of business such as a natural disaster, public health epidemic or other calamity.

Although we have attempted to identify important factors that could cause our actual results to differ materially from our plans, strategies, expectations and objectives, there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend. Forward-looking statements are provided to assist external stakeholders in understanding management’s expectations and plans relating to the future as of the date of the original document and may not be appropriate for other purposes. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required under applicable securities laws, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

We qualify all the forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement by the foregoing cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See the sections titled “Selling Shareholders” and “Plan of Distribution” described below.

MARKETS

Our Common Shares are listed for trading on the United States on the Nasdaq Capital Market (the “Nasdaq”) and under the symbol “AKU.” Our Common Shares are also traded in the Toronto Stock Exchange (“TSX”) under the symbol “AKU.”

SELLING SHAREHOLDERS

The Shares include an aggregate of 3,355,345 Common Shares of the Company acquired by certain of our current and former directors, officers, other employees, and consultants pursuant to the Plans, as described in this prospectus. The following table sets forth information regarding the Shares being covered by this prospectus and the individuals beneficially owning such Shares. Unless otherwise indicated, the address of each Selling Shareholder listed below is Akumin Inc., Attention: Legal, 8300 W. Sunrise Boulevard, Plantation, Florida 33322.

Selling Shareholder	Shares Being Offered (1)
Riadh Zine	1,714,000
Named Selling Stockholders (2)	1,641,348

(1)	Reflects the Shares offered under this prospectus.
(2)

Includes the following 17 named non-affiliate persons, each of whom holds at least 1,000 Shares (last name listed first): Fabian, Adam, Webb, James, Mohammed, Saleem, Lee, Murray, Navani, Rohit, Dunford, Stanley, Davies, Thomas, Adams, Amy, Richardson, Jason, Kassa, Laura, Quesenberry, Marcus, Luckey, Michael, Meredith, Michael, Fitzgerald, Chris, Cameron, Matt, Fernandes, Leigh Anne, and Lee, Hyung (Ted). Each of these persons beneficially owns less than 1% of the Shares issuable under the Plans. Certain of these persons are current or former employees of the Company.

PLAN OF DISTRIBUTION

We are registering the Shares hereunder to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of such shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares may be sold from time to time to purchasers:

•	directly by the Selling Shareholders, or

•

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Shareholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Capital Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all of the Shares. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Stikeman Elliott LLP.

EXPERTS

The consolidated financial statements of Akumin Inc. appearing in Amendment No. 2 to our Annual Report on Form 40-F for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following document filed by our company with the SEC is incorporated into this prospectus by reference:

(a) Our Annual Report on Form 40-F for the fiscal year ended December 31, 2020, filed with the SEC on April 1, 2021, as amended by (i)  Amendment No. 1 to our Annual Report on Form 40-F/A, filed with the SEC on April 29, 2021, and (ii) Amendment No. 2 to Form 40-F/A, filed with the SEC on November 16, 2021;

(b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 1, 2021; and

(c) The description of the Common Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on August 28, 2020, including any amendment or report filed for the purpose of amending such description.

In addition, all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or 8-K that we file pursuant to the Exchange Act, prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval website maintained by the Canadian Securities Administrators at www.sedar.com.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Chief Legal Officer and Corporate Secretary at Akumin Inc., 8300 W. Sunrise Blvd, Plantation, Florida, United States of America 33322, telephone 954-678-4489.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents which have been and will in the future be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference:

(a) Our Annual Report Form 40-F as filed with the SEC on April 1, 2021 as amended by (i) Amendment No.  1 to our Annual Report on Form 40-F/A, filed with the SEC on April 29, 2021, and (ii)  Amendment No. 2 to Form 40-F/A, filed with the SEC on November 16, 2021;

(b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 1, 2021;

(c) The description of the Common Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on August 28, 2020, including any amendment or report filed for the purpose of amending such description;

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is a corporation amalgamated under the laws of the province of Ontario.

Under the OBCA, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “Individual”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the Individual is involved because of that association with the Registrant or other entity, on the condition that:

i.

the Individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the Individual acted as a director or officer or in a similar capacity at the Registrant’s request; and

ii.

if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the Individual unless the Individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant may advance money to a director, officer or other Individual in relation to the foregoing matters, but the Individual shall repay the money of the Individual does not fulfill the conditions set out in (i) and (ii) above.

Further, the Registrant may, with the approval of a court, indemnify an Individual in respect of an action by or on behalf of the Registrant or other entity, or advance moneys as set out above, to obtain a judgment in its favor, to which the Individual is made a party because of the Individual’s association with the Registrant or other entity as a director or officer, a former director or officer, an Individual who acts or acted at the Registrant’s request as a director or officer, or an Individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the Individual in connection with such action, if the Individual fulfils the conditions in (i) and (ii) above. Such Individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the Individual in connection with the defense of any civil, criminal administrative, investigative or other proceeding to which the Individual is subject because of the Individual’s association with the Registrant or other entity as described above, provided the Individual is seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the Individual ought to have done; and (B) fulfils the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the OBCA, the Registrant shall indemnify an officer or director of the Registrant, former officer or director of the Registrant and any individual who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity, of another entity, from and against all costs, charges and expense, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect or any civil, criminal, administrative, investigative or other proceeding to which that individual is involved because of their association with the Registrant or other entity if such individual (i) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or as an individual in a similar capacity at the Registrant’s request and (ii) in the case or a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Articles of Akumin Inc.

5.1*	Opinion of Stikeman Elliott LLP

23.1*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included in signature page)

99.1*	Akumin Inc. Amended and Restated Stock Option Plan

99.2*	Akumin Inc. Amended and Restated Share Unit Plan

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada and the City of Irvine, California, respectively, on December 16, 2021.

Akumin Inc.

By:	/s/ Riadh Zine
Riadh Zine
Chairman, Co-Chief Executive Officer and Director

By:	/s/ Rhonda Longmore-Grund
Rhonda Longmore-Grund
Co-Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Riadh Zine and Matt Cameron, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement, including any amendment to this Registration Statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 16, 2021.

Signature	Title	Date

/s/ Riadh Zine Riadh Zine	Chairperson of the Board of Directors, Co-Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2021

/s/ Rhonda Longmore-Grund Rhonda Longmore-Grund	Co-Chief Executive Officer, President and Director (Principal Executive Officer)	December 16, 2021

/s/ William Larkin William Larkin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 16, 2021

/s/ Stan Dunford Stan Dunford	Chairperson Emeritus of the Board of Directors and Director	December 16, 2021

/s/ Murray Lee Murray Lee	Director	December 16, 2021

/s/ James Webb	Director	December 16, 2021
James Webb

/s/ Thomas Davies Thomas Davies	Director	December 16, 2021

/s/ Haichen Huang	Director	December 16, 2021
Haichen Huang

/s/ Paul Viviano Paul Viviano	Director	December 16, 2021

/s/ James Wyper James Wyper	Director	December 16, 2021

By:	/s/ Matt Cameron	Authorized Representative in the United States	December 16, 2021
Name: Matt Cameron Title: Chief Legal Officer and Corporate Secretary